Exhibit 4.5

                            STOCK PURCHASE AGREEMENT

                           This Stock Purchase  Agreement (the  "Agreement")  is
dated as of April 14, 2000 and is entered into by and between Cellegy Pharmaceuticals, Inc., a California corporation of 349 Oyster Point Boulevard, Suite 200 South San Francisco, California 94080, United States of America ("Cellegy" or "Purchaser"), Quay Pharmaceuticals Pty. Ltd., an Australian corporation ACN 084 808 882 of Level 5, 203-233 New South Head Road, Edgecliff, New South Wales, Australia ("Quay"), Richcone Pty Ltd ACN 064 469 861 of Level 5, 203-233 New South Head Road, Edgecliff 2027, New South Wales, Australia ("Richcone"), as trustee of the Richcone Unit Trust, being a trust established by deed dated 5 May 1994 between Richcone and Robert John George Miles
("Richcone Unit Trust"), Cellegy Australia Pty Ltd ACN 092 129 596, an Australian corporation ("Newco") which is a wholly owned subsidiary of Richcone Pty Ltd as trustee of the Richcone Unit Trust, and Dr. David Z. Lubowski ("Lubowski").

                                   BACKGROUND

         A. In December 1997, Cellegy acquired all of the intellectual property and certain other assets of Neptune Pharmaceuticals Corporation ("Neptune") relating to a product candidate named "Anogesic." Pursuant to an Agreement dated December 29, 1997 between Lubowski and Neptune, Neptune acquired an exclusive license (with the right to sublicense) to certain products, including the Product, subject to a reservation of rights by Lubowski to grant a license to a company owned or controlled by Lubowski to develop and market a nitroglycerin ointment product in Australia.

         B. Quay has an ongoing business distributing in Australia a product, Rectogesic(TM) (nitroglycerin ointment), for the treatment of anal fissures in Australia and also intends to market Rectogesic for the treatment of hemorrhoids in Australia. In addition, Quay has compiled a regulatory package for the purpose of obtaining approval of Rectogesic in South Africa and for the purpose of applying for registration of the product for the treatment of anal fissures and hemorrhoids in South Africa.

         C. Newco is a newly formed Australian corporation wholly owned by Richcone as trustee of the Richcone Unit Trust.

         D. Richcone is the proprietor of a patent in relation to Rectogesic in South Africa and to patent applications in relation to Rectogesic in Australia. Quay is the registered proprietor of the trademark "Rectogesic" in South Africa and Australia. Lubowski owns certain other intellectual property rights in relation to Rectogesic. Before the Closing, the Sellers shall transfer to Newco the Product and the Acquired Assets (as defined below), the ongoing business interests related to Rectogesic in Australia, and all remaining rights to the foregoing in South Africa and the rest of the world. Cellegy has offered to acquire the entire issued share capital of Newco at the Closing and Richcone has agreed to sell the same to Cellegy.


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                                    AGREEMENT

         THE PARTIES AGREE AS FOLLOWS:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings.

         "Acquired Assets" means (i) all Regulatory Materials, (ii) all Intellectual Property, and (iii) all inventory as of the Closing Date of Quay (including but not limited to the inventory in Quay's possession at Closing and in respect of which Quay will receive an invoice for payment for the inventory after Closing), which shall constitute all of the inventory of Quay as of the Closing Date that relate to the Business, and the benefit of any warranties provided by manufacturers of the inventory to Quay, (iv) the business records and customer database relating to the Business of Quay as of the Closing Date, all of which shall have been transferred to Newco as of the Closing Date, and
(v) if not reflected on Exhibit A, any other assets, contracts or instruments to which any Seller is a party or otherwise bound that relate to the Business or the Acquired Assets, if Purchaser in its discretion elects to so acquire such assets after the Closing.

         "Accounts Receivable" means all amounts due or accruing to Quay in connection with the Business as at the Closing Date by or in respect of trade debtors (each a "Debtor").

         "Act": Section 3.11.

         "Action": Section 3.8.

         "Asset Sellers" means Quay and Lubowski.

         "Assumed Obligations" means the contracts, liabilities and obligations of Sellers relating to the Business which are set forth on Exhibit A hereto.

         "Base Reference Price": Section 2.2.

         "Business" means the business of Quay relating to the development, marketing and distribution in Australia of a nitroglycerin ointment product for the treatment of anal fissures and/or hemorrhoids in Australia, and Quay's business relating to research and development of, and obtaining regulatory approval for, a nitroglycerin ointment product for the treatment of anal fissures and hemorrhoids in South Africa, all of which shall be transferred to Newco as of the Closing Date.

         "Cellegy Shares" means the shares of Cellegy common stock that will be issued at the Closing to the Sellers pursuant to the provisions of Section 2.2 below.

         "Closing": Article 7.

         "Closing Date": Article 7.



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         "Closing Date Market Price": Section 2.2.

         "Consulting Agreement": Section 6.1.

         "Dollars" or "$" refers to United States dollars, and the term "AU$" refers to Australian dollars.

         "Encumbrances" means all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, claims, charges, title retention, conditional sale or other security arrangements, relating to the Acquired Assets or by which any Acquired Asset is bound or subject.

         "End Date" means sixty (60) days from the date of this Agreement.

         "Exchange Rate": Section 2.2.

         "Excluded Obligations" means all liabilities and obligations of any Seller other than the Assumed Obligations, and any other assets that Purchaser designates as Excluded Obligations before the Closing Date.

         "Further Agreement": Section 2.6.

         "Indemnitee": Section 11.7.

         "Indemnitor": Section 11.7.

         "Intellectual Property" means all patents, patent applications, registered and unregistered copyrights, registered and unregistered trademarks, trade names, service marks or service names, licenses or license agreements, clinical and pre-clinical data and information, regulatory applications and all other materials relating to Australian, South African, or other regulatory matters, know-how, contracts, agreements or other instruments, relating to the Product or any Regulatory Materials and any of the foregoing that any Seller may acquire after the Closing Date that relates to the Product, whether or not listed on Exhibit A attached hereto.

         "Knowledge of the Sellers or the Warrantors" means the knowledge of Lubowski, Sheli Lubowski, and/or Michael Kloster, after reasonable inquiry; provided, however, that Purchaser acknowledges that with respect to matters relating to the patents and patent application included in the Product, it means the actual knowledge of Lubowski, Sheli Lubowski and Michael Kloster, it being expressly acknowledged by Cellegy that such knowledge or recollection of events may be imperfect and for the avoidance of doubt shall not mean the actual knowledge any of them would have if they had made all reasonable inquiries concerning the patents and patent application.

         "Loss" means any liability, injury, damage, expense, cost, fine or penalty (including without limitation costs of investigation, prosecution, defense or settlement), including attorney's fees, costs and expenses related thereto.

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         "Marketed Product": Section 2.3.

         "Maximum Reference Price": Section 2.2.

         "Minimum Reference Price": Section 2.2.

         "Net Sales" means revenues of Purchaser or, after the Closing, Newco, from direct sales of Marketed Products to independent third parties, less:

                  (a) transportation charges or allowances actually paid or granted;

                  (b) trade, quantity, cash or other , brokers or agents commissions, if any, allowed and paid by Purchaser or Newco to independent parties in arms-length transactions;

                  (c) credits or allowances made or given by Cellegy or Newco on account of rejects, returns, bad debts or retroactive price reductions for any amount not collected; and

                  (d) any tax or governmental charge directly on sale or transportation (including, but not limited to, duties and importation fees), use or delivery of Products paid by Cellegy or Newco and not recovered from the purchaser of Products.

Sales between Cellegy and Newco shall not be included in Net Sales.

         "Product" means Australian Patent Application No. 708694 (74545/94), pending divisional Australian application NO. 88330/98, and Republic of South Africa Patent No. 95/0511, and including all of Richcone's rights, all of which shall have been transferred to Newco before the Closing Date, relating (but not limited) to the nitroglycerin product currently named "Rectogesic," for the treatment of anal fissures, hemorrhoids, and all other conditions, including but not limited to prescription and non-prescription products but excluding (for the avoidance of doubt) the rights of Richcone insofar as it is a plaintiff to the litigation proceedings previously disclosed by Sellers to Cellegy, any related or corresponding foreign patent or patent applications, and all other patents, patent applications (and any reissue, extension, division, improvement, continuation or continuation-in-part of any of the foregoing) of Richcone relating to the foregoing patent or patent application.

         "Purchaser" means Cellegy.

         "Regulatory Materials" means all applications, correspondence, all other written materials, and any intellectual property rights of Sellers and any equity owners of Sellers, relating to Rectogesic or related products or product candidates or any other Acquired Asset, relating to Australia, South Africa, or any other country, all of which shall have been transferred to Newco before the Closing Date.

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                                                                    Confidential

         "Securities": Section 3.11.

         "Sellers" means Richcone, Quay and Lubowski.

         "Shares" means the ordinary shares in the issued share capital of Newco, constituting all of the outstanding equity securities of Newco as of the Closing Date, all of which will be held by Richcone as trustee of the Richcone Unit Trust..

         "Territory" means worldwide, including without limitation Australia and South Africa.

         "Transaction" means the transactions contemplated by this Agreement.

         "U.S. Dollar Purchase Price": Section 2.2.

         "Warrantors" means Sellers, individually and collectively.

         "Warrants": Section 2.4.

         "Warrant Shares" means the shares issuable upon exercise of the Warrant.

2. Purchase of the Shares.

         2.1 Purchase of the Shares. At the Closing, (i) Richcone shall sell and transfer the Shares to Purchaser, and Purchaser shall purchase the Shares from Richcone. Before the Closing, Sellers shall have transferred to Newco the Product and all Acquired Assets, and Newco shall have assumed the Assumed Obligations. At any time after the Closing, Purchaser may in its discretion, but need not, require Sellers to transfer to Newco any asset, liability or obligation that was required to be identified on Exhibit A as an Acquired Asset or Assumed Obligation but was not so listed.

         2.2 Purchase Price. (a) The purchase price for the Shares shall consist of an aggregate of a number of shares of Cellegy Common Stock equal to AU$1,577,248, expressed in U.S. dollars and converted based on an exchange rate of the cross rate quoted in the Wall Street Journal (the "Exchange Rate") on the date of this Agreement (the "US Dollar Purchase Price"). The number of shares of Cellegy Common Stock to be issued at the Closing will be determined as follows: the closing price of Cellegy Common Stock as quoted on the Nasdaq Stock Market on the date of this Agreement will be the "Base Reference Price," the U.S. dollar amount which is $2.00 above the Base Reference Price will be the "Maximum Reference Price," and the U.S. dollar amount which is $2.00 below the Base Reference Price will be the "Minimum Reference Price." If the closing price of the Common Stock for the day immediately preceding the Closing Date (determined either pursuant to this Agreement or the Further Agreement, if any) the "Closing Date Market Price") is between the Maximum Reference Price and the Minimum Reference Price (including equal to the Maximum Reference Price or Minimum Reference Price), then the number of shares to be issued shall equal the U.S. dollar equivalent of AU$1,577,248 (calculated as described above) divided by the Closing Date Market Price. If the Closing Date Market Price is higher than the Maximum Reference Price, then the number of


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                                                                    Confidential

shares to be issued shall equal the U.S. dollar equivalent of AU$1,577,248 divided by the Maximum Reference Price. If the Closing Date Market Price is lower than the Minimum Reference Price, then the number of shares to be issued shall equal the U.S. dollar equivalent of AU$1,577,248 (calculated as described above) divided by the Minimum Reference Price. The total purchase price shall be allocated between the Sellers as follows: (i) Richcone: the sum of AU$1,577,247; and (ii) Quay: the sum of AU$1.00 (or one share of Cellegy Common Stock). The purchase price shall also include a payment, by direction, at the Closing, of AU$500,000, in cash or by check, to Lubowski.

                  (b) Cellegy shall also purchase all of the inventory of Quay relating to the Business as of the Closing Date. Such inventory is described in Exhibit A. The purchase price for such inventory shall be equal to the cost to Quay of such inventory (as disclosed in writing by Quay to Cellegy before the date of this Agreement) as of the Closing Date. The purchase price shall be paid by delivery by Purchaser of a number of shares of Cellegy Common Stock, with the number of shares determined based on the same methodology as is set forth in paragraph (a) above with respect to the purchase price for the Shares.

         2.3 Additional Contingent Payments. (a) After the Closing, Cellegy shall be responsible for costs and expenses relating to preparation and submission of any regulatory packages relating to obtaining regulatory approval for the Product in South Africa (including without limitation for fissures and hemorrhoids). However, the first $10,000 of any amounts otherwise payable by Cellegy to Richcone pursuant to the provisions of subparagraph (b) below regarding marketing or sale of a Marketed Product for treatment of anal fissures, hemorrhoids and/or other conditions shall be offset in respect of expenses incurred by Cellegy in connection with such regulatory package.

         (b) Cellegy agrees to pay to Richcone for the life of the South African patent which is included in the Product, an amount, in Australian dollars, equivalent to (i) 25% of any pre-marketing payments relating to South Africa received by Cellegy from any distributor or licensee, if any, of Rectogesic in South Africa or any other nitroglycerin product marketed in South Africa under a different name for the treatment of anal fissures, hemorrhoids or any other conditions, which incorporates the South African patent which is included in the Product, including but not limited to prescription and non-prescription products ("Marketed Products"), and (ii) 25% of all royalty payments relating to South Africa received by Cellegy from any distributor or licensee, if any, of Marketed Products in South Africa. If Cellegy or any associate of Cellegy (as that term is defined in the Corporations Law of Australia) (but not including any independent third party) instead markets the Marketed Product in South Africa directly rather than through licensees or distributors, then Cellegy shall pay to Richcone during the period specified above an amount equal to two percent (2%) of Net Sales of Marketed Products in South Africa. The payments will be made solely to Richcone quarterly in arrears. Regardless of whether Cellegy markets the Marketed Products in South Africa directly or indirectly through a distributor or licensee, Cellegy must: (i) notify Richcone of the number of Marketed Products sold during the quarter and the Net Sales of each Marketed Product in South Africa sold during the quarter; (ii) maintain or cause to be maintained for the life of the South African patent which is included in the Product, in a manner reasonably approved by Richcone, separate and accurate records and accounts of the sale of the Marketed Products in South Africa and other information


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                                                                    Confidential

that is relevant to the calculation of such Net Sales; (iii) permit or cause to be permitted an accountant or auditor of Richcone from time to time and during ordinary business hours to inspect and verify all or any records required to be maintained by Cellegy under this section; and (iv) give and cause to be given all assistance reasonably necessary to such accountant or auditor to carry out such an inspection and verification and permit him or her to take copies of any such records, subject to customary agreements by such accountant or auditor to maintain the confidentiality of Cellegy confidential or proprietary information.

         2.4 Warrants. In addition, at the Closing Cellegy shall issue to the Richcone a warrant (the "Warrant") to purchase shares of Common Stock, substantially in the form provided to Richcone as of the date of this Agreement. The term of the Warrants will be two years from the Closing Date. The total number of shares of Common Stock issuable upon exercise of the Warrants shall be the U.S. Dollar Purchase Price divided by the Base Reference Price. The exercise price per share shall be equal to 120% of the Base Reference Price. The exercise price shall be payable in cash or by check, in U.S. dollars. Richcone acknowledges that shares issuable upon exercise of the Warrant shall constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

         2.5 Excluded Obligations. Sellers shall not transfer to Newco any of the Excluded Obligations, and Warrantors covenant that neither Newco nor Cellegy shall incur any obligations with respect to such Excluded Obligations. Without limiting the foregoing, neither Cellegy nor Newco shall assume or become obligated to pay any liabilities, debts or obligations of Sellers except for the Assumed Obligations. In addition, Quay shall be responsible for any amounts owing to its employees that accrue before the closing and for any amounts owing to employees who do not receive an offer or who do not accept an offer of employment with Cellegy or Newco.

         2.6 Further Agreement; Due Diligence. The parties may enter into a more comprehensive agreement (the "Further Agreement") incorporating the material terms and conditions described in this Agreement. Unless and until the Further Agreement becomes effective, however, the parties agree to be bound by all of the terms and conditions of this Agreement. The parties hereby agree to negotiate in good faith, as soon as possible but in any event before the End Date, a more comprehensive Further Agreement on terms consistent in all material respects with the terms set forth in this Agreement. If the parties have not executed the Further Agreement by the End Date (or, if it occurs earlier, the Closing), then the terms and conditions set out in this Agreement will constitute the Further Agreement (subject to any amendments agreed to by the parties), and the Closing Date will be the End Date.

         2.7 No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or to make any person or entity a third party beneficiary of this Agreement, or to obligate the parties hereto to any person or entity other than the parties to this Agreement.

3. Representations and Warranties of Warrantors. Each Warrantor jointly and severally represents and warrants to Cellegy and, after the Closing Date, Newco, that each of the following is a true and complete statement:

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         3.1  Organization.

                  (a) Newco is a corporation duly incorporated under the laws of New South Wales and is qualified or licensed to do business in all jurisdictions where Seller is required to be so qualified or licensed. All right, title and interest in and into the Product will have been transferred from Richcone to Newco pursuant to valid and enforceable instruments of transfer, and all necessary or appropriate regulatory filings have been made to lawfully effect such transfer. All right, title and interest in and into the Acquired Assets will have been transferred by Quay and Lubowski to Newco on or before the Closing Date. As of the Closing, other than title to the Product and the Acquired Assets, Newco will not have engaged in any business, has no significant assets, has no liabilities, has no employees, and has not entered into any other agreements or instruments with any third parties.

                  (b) Quay is a corporation duly incorporated under the laws of New South Wales and is qualified or licensed to do business in all jurisdictions where Quay is required to be so qualified or licensed.

                  (c) Richcone is a corporation duly incorporated under the laws of New South Wales and is the trustee of the Richcone Unit Trust.

         3.2 Authorization; Enforceability. Before the Closing Date Sellers will have taken all corporate, shareholder and unitholder action necessary to authorize consummation of the Transaction and the performance of their respective obligations under this Agreement. This Agreement when executed by Sellers, will be (assuming due authorization, execution and delivery of same by Cellegy) the valid and binding obligation of each Seller, enforceable against each Seller (under applicable Australian law) in accordance with its terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

         3.3 No Conflict. The execution of this Agreement, the transfer to Purchaser of the Shares and the performance of Sellers' other obligations hereunder will not (A) cause a violation of Sellers' articles of incorporation or bylaws or other charter instruments, (B) cause a breach under, or allow any party to terminate, or require the consent of any third party under, any agreement to which any Seller is a party or by which the business or property of any Seller is bound, or (C) cause any violation of Australian law or of a judgment or order of any Australian court or Australian governmental body.

         3.4 Title; Intellectual Property. Cellegy acknowledges and agrees that before the date of the Agreement Sellers have made, and between the date of this Agreement and Closing Date Sellers may make, several oral and written disclosures to Cellegy regarding the patent and patent application included in the Product and related intellectual property matters concerning the Product and such patent and patent applications. All of the representations and warranties in this Section are qualified in their entirety by such disclosures, the content of which Cellegy acknowledges having received. To the Knowledge of the Warrantors, (A) the Asset Sellers


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                                                                    Confidential

collectively hold good and merchantable title to all Acquired Assets, free and clear of any Encumbrances; (B) prior to the transfer of the Product to Newco Richcone held good and merchantable title to the Product free and clear of any Encumbrances; and (C) the Asset Sellers have not transferred, encumbered or created any third party interests in their respective titles to the Acquired Assets except for transfer of the Acquired Assets to Newco as contemplated by this Agreement. To the Knowledge of the Warrantors, the Sellers collectively own all intellectual property rights to each item included in the Product and the Acquired Assets without infringement of any third party intellectual property interest, and no other party has any right or interest whatsoever in any of the Product and the Acquired Assets, including without limitation any license, option, right of first refusal or right to acquire, or development, manufacture, marketing or distribution rights, relating to the Product or any of the Acquired Assets. To the Knowledge of the Warrantors, as of the Closing Date, no other person or entity other than Newco has any right or interest whatsoever in the Product, including without limitation any license, option, right of first refusal or right to acquire, or development, manufacture, marketing or distribution rights relating to the Product. To the Knowledge of Warrantors, neither the Product nor any item included in the Acquired Assets infringes upon or violates any patent, copyright, trademark, trade secret or other intellectual property rights of any other person or entity. To the Knowledge of Warrantors, each of the patents included in the Product is valid and enforceable and will be valid and enforceable by Newco after the Closing Date. There are no other assets of any Seller that relate to the Product other than such as are included in the Acquired Assets, and to the Knowledge of the Warrantors, no director, officer or employee of any Seller has any substantial intellectual property related to the Product that is not included in the Intellectual Property being transferred to Purchaser hereunder.

         3.5  Acquired Assets; Assumed Obligations.

                  (a) Exhibit A lists (i) all of the assets (including all Intellectual Property, Regulatory Materials, agreements and instruments) that are required to be included within the definition of "Acquired Assets", (ii) all of the liabilities and obligations that are required to be included within the definition of "Assumed Obligations", and (iii) all of the liabilities and obligations that are required to be included within the definition of "Excluded Obligations." Sellers have delivered to Purchaser a true and correct copy of each agreement relating to the Acquired Assets.

                  (b) Sellers have validly transferred to Newco all of Sellers' interest in any item included within the definition of Acquired Assets, Assumed Obligations, Product, Regulatory Materials or Intellectual Property. Richcone has made all filings with all regulatory authorities that are necessary to effect the transfer of the Product from Richcone to Newco and to vest in Newco full title to the patent and patent applications included in the Product.

         3.6 Financial Information. Sellers have previously delivered to Purchaser the balance sheet and statement of income of Quay as of and for the period ended March 31, 2000. Such financial statements fairly present the financial condition of the Acquired Assets (insofar as they are the property of Quay) and the Business as of such date.

         3.7 Taxes. At or as soon after the Closing as practicable, Newco will have paid all stamp duty owing in respect of the acquisition of the Product and the Acquired Assets. There are


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                                                                    Confidential

no federal, state or local tax liens against the Product or any of the Acquired Assets transferred to Newco. At the Closing, there will be no federal, state or local tax liens against, or any unsatisfied liabilities for taxes of any kind imposed on or levied with respect to, any of the Acquired Assets or the Product other than liens for any such taxes which have not yet become due and payable. Sellers have paid or will pay, when due, any federal, state or local taxes accrued before the Closing Date with respect to the Product, the Acquired Assets or Sellers' business which, if unpaid, may result in a liability of Purchaser or a lien against Newco or any assets of Newco.

         3.8 Litigation. To the Knowledge of the Warrantors, and except as previously disclosed orally or in writing to Cellegy, there is no litigation, arbitration, claim, proceeding or governmental investigation (each an "Action") pending against any Seller or any Seller's properties, business, directors, officers or employees in connection with the Product or the Acquired Assets, nor to the Knowledge of the Warrantors is there any factual or legal basis for any Action.

         3.9 Brokers Fees. Neither Purchaser nor Newco shall incur any liability to any third party with respect to any brokerage or finder's fee payable by any Warrantor in connection with the Transaction or the Agreement.

         3.10 Undisclosed Liabilities. To the Knowledge of the Warrantors, there are no liabilities, obligations, or claims (whether contingent or otherwise) relating to the Product or the Acquired Assets that have not been previously identified orally or in writing to Cellegy before the date of this Agreement.

         3.11 Securites Law Matters. Each Seller represents, warrants and acknowledges as follows:

                  (a) Purchase Entirely for Own Account. The Cellegy Shares to be received by such Seller, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") are being acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.
Seller has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate (as defined in Rule 501(b) of the Act) of Richcone in compliance with applicable U.S. securities laws. Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any Securities.

                  (b) Disclosure of Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Seller further represents that it has had an opportunity to ask questions and receive answers from Cellegy regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of Cellegy. Sellers, individually and collectively, have disclosed all information relevant and material to the sale of the Product and/or Acquired Assets and have not omitted to disclose any information which might materially affect the operation of the Product and/or assets after the Closing, including without limitation the intellectual property being transferred. Without limiting the foregoing, neither this Agreement,

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                                                                    Confidential

nor written materials delivered by Sellers to Cellegy relating to the Product or Acquired Assets or the matters contemplated by this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  (c) Investment Experience. Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Seller also represents it has not been organized for the purpose of acquiring the Securities.

                  (d) Restricted Securities. Seller understands that the Securities it is acquiring are characterized as "restricted securities" under the United States federal securities laws inasmuch as the Securities are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold in the United States without registration under the Act only in certain limited circumstances. In this connection, Seller represents that it is familiar with Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), as presently in effect, and understands the resale limitations imposed thereby and by the Act. Seller understands that the holding period under Rule 144 with respect to shares acquired upon exercise of the Warrants will commence on the date that the shares are purchased and fully paid for.

                  (e) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Securities unless:

                           (i) There is then in effect a registration  statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) Seller  shall have  notified  Cellegy of the
proposed disposition and shall have furnished Cellegy with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Cellegy, Seller shall have furnished Cellegy with an opinion of counsel, reasonably satisfactory to Cellegy that such disposition will not require registration of such shares under the Act. It is agreed that Cellegy will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (f) Legends. Seller understands and agrees that the legends set forth below or similar legends will be placed on any certificate(s) evidencing the Securities, together with any other legends that may be required by applicable securities laws:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE

                                                                    Confidential

         TRANSFERRED, PLEDGED, RESOLD, OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                  (g) Refusal to Transfer. Seller acknowledges and agrees that Cellegy will not be required (i) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Securities, or to accord the right to vote or pay dividends to, any other transferee to whom such Securities have been so transferred.

       3.12 Regulatory Filings. To the Knowledge of the Warrantors, Seller has made all filings with governmental agencies and obtained all assignments necessary to claim and protect its rights in all intellectual property included in the Product and the Acquired Assets; provided, however, that Purchaser acknowledges that neither regulatory approval of the Product in South Africa, nor registration of the Product for the treatment of anal fissures and hemorrhoids in South Africa, has been obtained, and that Sellers do not intend to undertake any significant additional efforts before the Closing with respect to obtaining such approvals.

       3.13 Liability Insurance. Quay has maintained all insurance policies required at law for it to carry on the Business. All premiums for product liability insurance policy relating to the Product and research, development and trials related thereto have been paid by Quay for all periods up to, and for certain periods beyond, the Closing Date. Quay shall take such actions and pay such premiums as are required to maintain coverage under such product liability policies (or other comparable policies) after the Closing Date, with respect to pre-Closing research, development and trials and Products manufactured or sold before the Closing Date (including inventory to be acquired by Cellegy pursuant to this Agreement).

4. Representations and Warranties of Cellegy. Cellegy represents and warrants to each of the Sellers that each of the following is a true and complete statement:

         4.1 Organization. Cellegy is a corporation duly organized under the laws of the State of California.

         4.2 Authorization. Before the Closing Date Cellegy will have taken all corporate action necessary to authorize its consummation of the Transaction and the performance of its obligations under this Agreement.

         4.3 No Conflict. The execution of this Agreement and the performance of Cellegy's obligations hereunder will not (A) cause a violation of Cellegy's articles of incorporation or bylaws, (B) cause a breach under, or allow any party to terminate, or require the consent of any third party under, any agreement to which Cellegy is a party or by which the business or property of Cellegy is bound (other than such consents, if any, as Cellegy will obtain before the Closing),

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                                                                    Confidential

or (C) cause any violation of law or of a judgment or order of any court or governmental body. This Agreement when executed by Cellegy will be (assuming due authorization, execution and delivery of the same by the Sellers), the valid and binding obligation of Cellegy, enforceable against Cellegy (under applicable U.S. law) in accordance with its terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

         4.4 No Tax Representations. Cellegy expressly does not make any representation or warranty concerning the tax consequences of the transactions contemplated by this Agreement to Sellers or their shareholders or unitholders, as the case may be.

5. Covenants.

         5.1 Due Diligence. Between the date of this Agreement and the Closing, Sellers and Newco shall allow Purchaser and its representatives to fully investigate Newco's and Sellers' (insofar as it relates to the transactions contemplated by this Agreement) business, technology and financial condition, subject to prior approval of Seller, as to the times at which, and the persons from whom, inquiries are made in the course of such investigations and as to whether Purchaser and its representatives may have access to or to copies of any documentation held by third parties relating to the Product and/or the Acquired Assets and which are not in the public domain. Sellers will afford Purchaser or its representative reasonable access to Sellers' and Newco's properties, offices and files, upon reasonable prior notice and in a manner so as not to disrupt Sellers' business, whether before or after the Closing, for purposes of conducting due diligence relating to the Product and Acquired Assets. Purchaser shall give Seller prior notice of any proposed communication with any third party that Purchaser or any representative of Purchaser proposes to make as part of its investigation, and shall not contact such third party without Seller's prior consent.

         5.2 No Other Negotiations. Seller agrees that from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement pursuant to its terms, Sellers will not, and will use best efforts not to allow any officer or director of Seller or any other person on behalf of Seller to, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of Sellers' assets, equity or business or any shares or units in the Sellers, as the case may be. Sellers will promptly notify Cellegy of any such inquiries or proposals.

         5.3 Existing Litigation. Before the Closing, Sellers shall take all necessary actions to remove from the Product or Acquired Assets any connection with any ongoing litigation relating thereto (including without limitation litigation against Sellers' former attorneys) insofar as such a connection may affect their title to the Product or Acquired Assets, and Sellers agree to bear all costs, fees and expenses, and to indemnify Newco and Cellegy and their employees, officers and agents against any loss, liability, expense and cost (including costs of investigation, prosecution and settlement and attorneys' fees and expenses) relating to any such litigation.

                                                                    Confidential

         5.4 Cooperation. Cellegy and Sellers will cooperate and use their good faith efforts to satisfy the conditions to closing described below and, upon satisfaction of such conditions, to consummate the transactions contemplated hereby.

         5.5 Conduct of  Business.  Between the date of this  Agreement  and the
Closing:

                  (i) Quay shall use its best efforts to operate its business (insofar as it relates to the Product or Acquired Assets) in the ordinary course thereof and consistently with its past practices (however, it is expressly acknowledged that the Sellers shall be under no obligation to obtain regulatory approval of Rectogesic in South Africa nor registration of the product for the treatment of anal fissures and hemorrhoids in South Africa) and Richcone will ensure that Newco does not enter into any transaction or agreement or take any action out of the ordinary course or enter into any transaction or make any commitment involving an expense or capital expenditure by Seller relating to the Acquired Assets, in excess of $5,000, without Cellegy's prior written consent;

                  (ii) each Seller shall use all reasonable efforts to protect the Product and Acquired Assets, cooperate with Cellegy concerning protection of intellectual property rights relating to the Product and Acquired Assets (but the foregoing shall not obligate Sellers to undertake any expenditure of funds for the protection of such assets and rights outside of the ordinary course of business) and take such actions as Cellegy may reasonably request (at Cellegy's expense) relating to protection of such assets, and except as contemplated by this Agreement effect no transfer, sale, assignment, lease, license or encumbrance of any of its Acquired Assets;

                  (iii) each Seller shall engage in no transactions materially inconsistent with its representations and warranties of the Warrantors in this Agreement;

                  (iv) each Seller shall provide Cellegy with all information and supporting documents concerning the Product, Acquired Assets and the Business that Cellegy reasonably requests in connection with its due diligence conducted in accordance with Section 5.1 above;

                  (v) each Seller shall use its best efforts to obtain, before the Closing, the written consent of all third parties necessary for Sellers to consummate the Transaction and to transfer and assign the Product and Acquired Assets to Newco and Cellegy;

                  (vi) each Seller shall notify Cellegy promptly upon receipt of any communication or legal process which commences or threatens litigation against any Seller in connection with the Business, the Product or any of the Acquired Assets;

                  (vii) each Seller shall provide Cellegy, whether before or after the Closing, with any further documents which Cellegy reasonably requests relating to the Product, Acquired Assets or the Business or to carry into effect the Transaction, subject to Section 5.1; and

                  (ix) each Seller shall upon the Closing, cease use of the Intellectual Property without Cellegy's prior written consent.

                                                                    Confidential

         5.6 Taxes. Sellers agree to pay any sales, use or other taxes (other than capital gain or income taxes imposed on the individual Seller shareholders), other than any taxes arising under United States tax laws, as a result of the Transaction. Cellegy agrees to be responsible for any sales, use or other taxes arising under United States tax laws arising from consummation of the Transaction. Cellegy agrees to be responsible for any stamp duty taxes arising out of the Transaction.

         5.7 Cellegy Covenants. Cellegy agrees that from the date of this Agreement until the Closing, subject to its rights described herein not to consummate the Transaction, it will (i) use its best efforts to conduct its business in such a manner so as to not be in material breach of the representations and warranties made to Sellers herein, (ii) use its best efforts to obtain before the Closing the written consent of all third parties necessary for Cellegy to consummate the Transaction, and (iii) notify Sellers promptly upon receipt of any communication or legal process which commences or threatens litigation relating to the Product, Acquired Assets or the transactions contemplated hereby.

6. Additional Agreements.

         6.1 Consulting Agreement; Transition.

                  (a) The Sellers agree to use their best efforts to ensure that Sheli Lubowski will, if Cellegy requests, before the Closing enter into a consulting agreement (the "Consulting Agreement") to provide their services to Cellegy and Newco during a six-month transition period so as to assist Cellegy and Newco in running the Business, including but not limited to assisting Cellegy and Newco in obtaining regulatory approval for and commercializing the Product and Acquired Assets, at a commercially reasonable fee (but in no event more than AU$8,333/per month) and on the basis that Cellegy or Newco may terminate the transition period, and payments to such persons, upon 30 days written notice and on such other terms and conditions as they and Cellegy may agree.

                  (b) Lubowski further agrees to provide his services to Cellegy in relation to the prosecution of Cellegy's worldwide patent applications with respect to other products similar to the Product, for a period of two (2) years after the end of the term of the consulting period under the Consulting Agreement, on the basis that:

                           (A) the  services  will be  provided  in return for a
nominal fee only and Lubowski must bear all reasonable expenses incurred in relation to the provision of the services and will be indemnified by Cellegy in respect of expenses incurred exceeding the sum of AU$500 (provided that Lubowski complies with Cellegy's policies, disclosed to Lubowski, concerning the requirement for prior approval by Cellegy of certain expenses); and

                           (B) Lubowski will be entitled to provide the services
at such times as he determines, acting reasonably, having regard to his other employment commitments.

                                                                    Confidential

         6.2 Non-Competition. For a period consisting of the longer of (i) the life of the South African and Australian patents which are included in the Product or (ii) ten (10) years from the Closing Date, Sellers agree that they will not engage in any business, whether as an employee, officer, consultant shareholder, lender or otherwise, or otherwise utilize their expertise to register, seek regulatory approval for, market, distribute or sell Rectogesic, any product included within the Product, any Acquired Asset, or any comparable product for the treatment of anorectal disorders, in any market of the Territory.

         6.3 Restrictions on Transfers of Shares. Without the prior written consent of Cellegy, Sellers will not for a period of (i) six (6) months in the case of the Cellegy Shares and (ii) one year in the case of the Warrant Shares (or such shorter period as the parties may mutually agree in the Further Agreement) after the Closing Date, (1) offer, pledge, sell, contract to sell, sell any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Cellegy Shares or any Warrant Shares (other than to an affiliate (as defined in Rule 501(b) of the Act) of Richcone) in compliance with applicable U.S. securities laws who agrees in writing to be bound by the same restrictions, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities (other than to an affiliate (as defined in Rule 501(b) of the Act) of Richcone) in compliance with applicable U.S. securities laws who agrees in writing to be bound by the same restrictions.

         6.4 Efforts to Market the Product. Cellegy confirms that it will seek to develop, market and sell the Product in Australia and South Africa, through the use of commercially reasonable efforts in relation to a product of similar potential as the Product in such markets; provided, however, that the foregoing shall not obligate Cellegy to devote resources to develop, market or sell the Product where Cellegy in good faith concludes that it would be commercially unreasonable to do so in light of Cellegy's overall business, financial condition, prospects, results of operations, and other business opportunities.

         6.5 Accounts Receivable. The Purchaser acknowledges and agrees that the Accounts Receivable will remain the property of Quay and will not be transferred from Quay to Newco. The Purchaser shall:

         (a) act as agent of Quay during the period of 90 days from the Closing Date ("Collection Period") and shall use all reasonable endeavors to collect the Trade Debts for Quay during the Collection Period ;

         (b) promptly account to Quay for any amount received by the Purchaser after the Collection Period or any extension of the Collection Period in respect of the Trade Debts, less a commission of 12.5% of the Trade Debts collected by way of a collection fee in favor of the Purchaser ("Commission");

         (c) provide a statement in writing to Quay on a monthly basis of all monies received in respect of each of the Debtors including without limitation the name of the Debtor, the amounts (in respect of each Debtor) and all customer references and other details as to allocation of the moneys and the deduction of the Commission;

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                                                                    Confidential

         (d) at all reasonable times afford Quay full, free and unrestricted access to all relevant records pertaining to the Trade Debts; and

         (e) pay to the credit of such bank account as shall be nominated in writing by Quay to the Purchaser on or prior to Closing for the purpose all amounts received in respect of each of the Debtors (less the Commission) as soon as practicable after receipt and, in any event, not later than 4 Business Days after the date of receipt. The Purchaser acknowledges that such amounts are to be paid free from all claims, demands, rights of set-off (other than in relation to the Commission), contribution, counter claim, marshalling or any other right at law or in equity whatsoever which the Purchaser may have against Quay on any account.

         Any part of the Trade Debts outstanding at the expiration of the Collection Period are to be collected by Quay. Upon receipt by the Purchaser of payment of any Trade Debt, the Purchaser is authorized by Quay, during the Collection Period, to give a full and valid discharge of the amount received.

7. Closing. The closing of the transactions contemplated by this Agreement (and the Further Agreement, if any) (the "Closing") will occur promptly upon satisfaction of all closing conditions, but (assuming satisfaction of all closing conditions) in all events not later than the End Date (or, if a Further Agreement is entered into, then the date specified in the Further Agreement) (the date on which the Closing occurs, referred to as the "Closing Date"), unless one or more regulatory or governmental consents or approvals that is required to be obtained before the Closing has not been obtained through no fault of any party, in which case the Closing shall occur as soon as reasonably possible after such consent or approval has been obtained. At the Closing, Sellers shall transfer, sell and assign to Purchaser all of the Shares, such that Cellegy is the sole owner of Newco, and Newco is the sole owner of all of the Acquired Assets, Intellectual Property and Regulatory Materials, and Cellegy will deliver the purchase price for the Shares in accordance with Section 2.2.

8. Cellegy's Closing Conditions. Cellegy's obligations under this Agreement are subject to the satisfaction of each of the following conditions, except as Cellegy may waive in writing.

         8.1 Due Diligence. Cellegy shall have completed such investigation of the Product, Acquired Assets and the Business as it deems appropriate and shall in its discretion be satisfied with its due diligence, including with respect to Richcone's, Newco's and Quay's respective ownership of the Product and the Acquired Assets.

         8.2 No Material Adverse Change. No material adverse change shall have occurred in Newco's or Sellers' business or in the Acquired Assets since the date of this Agreement.

         8.3 Representations, Warranties and Covenants. The Sellers' and the Warrantors' representations and warranties made in this Agreement shall remain true in all material respects as if made on the Closing Date (except for representations and warranties which are themselves qualified by concepts of materiality, in which case such representations and warranties shall remain true and correct in all respects as if made on the Closing Date), and Sellers shall have

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                                                                    Confidential

performed in all material respects all of the terms and obligations of this Agreement that are required to be performed by Sellers before the Closing.

         8.4 Third Party Consents. All third party consents which are required in order to assign and transfer the Acquired Assets to Newco and to consummate the Transaction shall have been obtained.

         8.5 Compliance Certificate. Cellegy shall have received a certificate with respect to satisfaction of the conditions set forth in Sections 8.2, 8.3 and 8.4 signed on behalf of Sellers by one or more duly authorized representatives of Sellers.

         8.6 No Litigation. No action, claim or proceeding shall have been brought or threatened against any party seeking to challenge or prohibit the transactions contemplated hereby or claims any rights to any of the Acquired Assets.

         8.7 Opinion of Counsel. Cellegy shall have received the favorable opinion of Corrs Chambers Westgarth, counsel to Sellers, in form and substance reasonably satisfactory to Cellegy, concerning due incorporation of Newco, valid transfer of Product and Acquired Assets from Quay, Richcone and Lubowski to Newco, all required corporate, shareholder and unitholder approvals of this Agreement and the transactions contemplated hereby, no conflict between this Agreement and any Australian law or regulation, enforceability of the Agreement under Australian law, and such other matters as the parties may mutually agree. Cellegy agrees to reimburse Sellers for up to AU $2,000 of the legal fees and expenses of such firm incurred in the preparation of such opinion.

         8.8 Consulting Agreement. Sheli Lubowski shall have entered into the Consulting Agreement.

         8.9 Delivery of Assets: Assignments. Sellers shall have transferred and delivered, and Newco shall have received, all the Acquired Assets free and clear of all Encumbrances. Sellers shall have executed, and Newco or Cellegy shall have received, assignment agreements, in form and substance reasonably satisfactory to Cellegy, for all trademark and other intellectual property rights related to the Acquired Assets.

         8.10 Faulding Agreement. The manufacturing agreement dated 22 February 1999 between Quay and Faulding shall have been assigned to Newco, and Faulding shall have consented in writing to such assignment.

9. Seller's Closing Conditions. Sellers' obligations under this Agreement are subject to the satisfaction of each of the following conditions, except as any Seller may waive in writing with respect to itself.

         9.1 Representations, Warranties and Covenants. Cellegy's representations and warranties made in this Agreement shall remain true in all material respects as if made on the Closing Date (except for representations and warranties which are themselves qualified by concepts of materiality, in which case such representations and warranties shall remain true and


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                                                                    Confidential

correct in all respects as if made on the Closing Date), and Cellegy shall have performed in material respects and be in material compliance with all of the terms and obligations of this Agreement that are required to be performed by Cellegy at or before the Closing Date.

         9.2 Delivery of Purchase Price. Cellegy shall have delivered the Purchase Price in accordance with the terms of this Agreement, including but not limited to duly executed certificates relating to the issuance of the Cellegy Shares and the Warrant.

10. Registration

         10.1     Definitions.  For purposes of this Section 10:

                  (a) Act. The term "Act" means the United States Securities Act of 1933, as amended.

                  (b) Form S-3. The term "Form S-3" means such form under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by Cellegy with the Commission.

                  (c)  Holder.  The term "Holders" means Sellers.

                  (d) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the requirements of the Act relating to the form of such registration statement, and the declaration or ordering of effectiveness of such registration statement.

                  (e) Registrable Securities. The term "Registrable Securities" means: (1) all of the Cellegy Shares and Warrant Shares, and (2) any shares of Common Stock of Cellegy issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Cellegy Shares or Warrant Shares; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred to a person who is not a Holder as defined above, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act ("Rule 144") or (iii) as to any Holder, any Registrable Securities held by such Holder that can be publicly sold without volume restriction within a three-month period pursuant to Rule 144 or another applicable exemption.

                  (f)  Prospectus:   The  term   "Prospectus"   shall  mean  the
prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other
amendments  and   supplements  to  the  Prospectus,


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including post-effective  amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  (g) Shelf Registration Statement.  See Section 10.2(a).

         10.2 Form S-3 Shelf Registration.

                  (a) Registration. Within a reasonable period of time after the Closing, Cellegy shall prepare and file with the Commission a registration statement on Form S-3 (or, if Cellegy is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (such registration statement and any additional registration statements that may be filed pursuant to the next sentence, referred to as the "Shelf Registration Statement"). The Shelf Registration Statement may include securities other than those held by Holders. Cellegy will use all reasonable efforts to cause the Shelf Registration Statement to become effective before six months after the Closing Date. Cellegy shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective, pursuant to the Act and the Rules and Regulations promulgated thereunder, until (i) the date when such Registrable Securities cease to meet the above definition of Registrable Securities, (ii) if all Registrable Securities have been registered and sold, or (iii) two years after the effective date of such Shelf Registration Statement; provided, however:

                  (i) that the Holders will sell the Registrable Securities pursuant to such registration only during a "Permitted Window" (as defined below);

                  (ii) if a "Notice of Resale" (as defined below) has been given, then if Cellegy furnishes to the Holders a certificate signed by the President or Chief Executive Officer of Cellegy stating that, in the good faith judgment of the Board of Directors of Cellegy, it would be seriously detrimental to Cellegy and its shareholders for the Permitted Window to commence at such time) due to (A) the existence of a material development or potential material development involving Cellegy which Cellegy would be obligated to disclose in the Prospectus contained in the Shelf Registration Statement, which disclosure would in the good faith judgment of the Board of Directors of Cellegy be premature or otherwise inadvisable at such time or (B) concurrent public filings with the Commission of other registration statements, then Cellegy will have the right (the "Deferral Right") to defer the commencement of the Permitted Window for a period of not more than 30 days after receipt of the Notice of Resale; and

                  (iii) that Cellegy will not be required to effect any such registration, qualification or compliance under applicable state blue sky laws in any particular jurisdiction in which Cellegy would thereby be required to qualify to do business or to execute a general consent to service of process.

                  In the event that the Shelf Registration Statement shall cease to be effective, Cellegy shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

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                  (b) Permitted  Window.For  the purposes of this  Agreement,  a
"Permitted Window" with respect to a Holder is a period of 30 consecutive calendar days commencing upon delivery to the Holder of Cellegy's written notification to the Holder in response to a Notice of Resale that the Prospectus contained in the Shelf Registration Statement is available for resale. In order to cause a Permitted Window to commence, a Holder must first give written notice to Cellegy of its present intention to sell part or all of the Registrable Securities pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, Cellegy will give written notice to the Holders as soon as practicable, but in no event not more than three business days after such receipt, that (A) the Permitted Window will commence on the date such notice is received by the Holder, (B) it is necessary for Cellegy to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current (unless a certificate of the President or Chief Executive Officer is delivered as provided above), or (C) Cellegy is required under the Act and the Rules and Regulations thereunder to amend the Shelf Registration Statement in order to cause the Prospectus to be current (unless a certificate of the President or Chief Executive Officer is delivered as provided above). If Cellegy determines that a supplement to the Prospectus, the filing of a report pursuant to the Exchange Act or an amendment to the Shelf Registration Statement required under the Act, as provided above, is necessary, it will take such actions as soon as reasonably practicable (subject to paragraph (c) below), and Cellegy will notify the Holder of the filing of such supplement, report or amendment, and, in the case of an amendment, the effectiveness thereof, and the Permitted Window will then commence.

                  (c) Closing of Permitted Window. During a Permitted Window and in the event (i) of the happening of any event of the kind described above or
(ii) that, in the judgment of Cellegy's Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), Cellegy shall deliver a certificate in writing to the Holder to the effect of the foregoing and, upon receipt of such certificate, the Permitted Window shall terminate. The Permitted Window shall resume upon the Holder's receipt of copies of the supplemented or amended Prospectus, or at such time as the Holder is advised in writing by Cellegy that the Prospectus may be used, and at such time as the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, the Permitted Window shall resume no later than 30 days after it has been terminated pursuant to this Section, and if the Permitted Window has been closed, then once resumed the number of days during which such Permitted Window remains open shall be extended by the number of days that the Permitted Window was closed. If Cellegy has previously terminated a Permitted Window pursuant to this subsection within 90 days of the date that it delivers another notice pursuant this subsection terminating another Permitted Window, then the time period set forth in the preceding sentence shall be shortened so that the Permitted Window shall resume no later than 10 days after it has been terminated pursuant to such second notice.

                  (d) Expenses. The registration fees and expenses incurred by Cellegy in connection with each Shelf Registration Statement and actions taken by Cellegy in connection with each Permitted Window shall be borne by Cellegy. Holder shall be responsible for any fees and expenses of its counsel or other advisers.

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                                                                    Confidential

         10.3   Obligations  of  Cellegy.   Whenever   required  to  effect  the
registration of any Registrable Securities under this Agreement, Cellegy shall, as expeditiously as reasonably possible:

                  (a)  Furnish  to  the  Holder  such  number  of  copies  of  a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                  (b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that Cellegy shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (c) Notify the Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by Cellegy of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                  (e) Use all reasonable efforts to list the Registrable Securities for trading on Nasdaq or other stock exchange on which Cellegy's Common Stock is then traded.

         10.4 Furnish Information. It shall be a condition precedent to the obligations of Cellegy to take any action pursuant to Section 10 that the Holder shall furnish to Cellegy such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

         10.5 Termination of Cellegy's Obligations. Cellegy shall have no obligations to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule, or another applicable exemption, or (iii) two years from the effective date of the Shelf Registration Statement.

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11. Survival of Representations and Warranties; Termination; Indemnity.

         11.1 Survival. The obligation of the parties under this Section shall survive the Closing.

         11.2 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time before the Closing:

                  (a) by mutual consent of each of the parties hereto;

                  (b) by either Cellegy or Sellers (i) if the Closing has not occurred by the end of business (in California) on the End Date; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the transactions contemplated by this Agreement to occur on or before such date where such action or failure to act constitutes a breach of this Agreement; (ii) if there shall be an order of a court in effect preventing consummation of the transactions contemplated by this Agreement; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity that would make consummation of the transactions contemplated by this Agreement illegal;

                  (c) by Cellegy if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity, which would prohibit Cellegy's ownership or operation of any portion of the Product, Acquired Assets or Business;

                  (d) by Cellegy, upon a material breach of any representation, warranty, covenant or agreement on the part of any Seller set forth in this Agreement, or if any representation or warranty of any Seller shall have become untrue; provided that if such inaccuracy in any such representation and warranty or breach by any Seller is curable by Seller through the exercise of Sellers' commercially reasonable efforts, then Cellegy may not terminate this Agreement under this subsection before End Date, provided that Sellers continue to exercise commercially reasonable efforts to cure such breach (it being understood that Cellegy may not terminate this Agreement pursuant to this subsection if Cellegy shall have materially breached this Agreement or if such breach by Sellers is cured before the End Date); or

                  (e) by Sellers, upon a material breach of any representation, warranty, covenant or agreement on the part of Cellegy set forth in this Agreement, or if any representation or warranty of Cellegy shall have become untrue; provided that if such inaccuracy in any such representation and warranty or breach by Cellegy is curable by Cellegy through the exercise of Cellegy's commercially reasonable efforts, then Sellers may not terminate this Agreement under this subsection before the End Date, provided that Cellegy continues to exercise commercially reasonable efforts to cure such breach (it being understood that Sellers may not terminate this Agreement pursuant to this subsection if Sellers shall have materially breached this Agreement or if such breach by Cellegy is cured before the End Date).

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                                                                    Confidential

         11.3 Indemnity by Warrantors/Sellers. Warrantors and Sellers shall jointly and severally indemnify and hold harmless Cellegy, its directors, officers, shareholders, employees and agents from any Loss arising from out of or relating to (A) breach of any covenant or inaccuracy or untruth of a representation or warranty of any Warrantor in this Agreement, (B) taxes, assessments or other governmental charges arising from the Business through the Closing Date, (C) any claim alleging liability against Seller or Newco or Purchaser for any act, omission of any Seller or their directors, officers or employees or circumstance relating to the business of any Seller arising before the Closing Date, (D) other than relating to matters previously disclosed by Sellers to Cellegy before the date hereof (whether verbally or in writing), any claim of infringement or violation of the intellectual property rights of a third party relating to the Product or Acquired Assets or the failure of Seller to be the owner of the intellectual property included in the Product or Acquired Assets or otherwise to have good title to the Product or Acquired Assets, (E) any claim or cause of action by or on behalf of a creditor of any Seller asserting liability against Newco as purchaser of the Acquired Assets, or Cellegy as a shareholder of Newco, or seeking to impose any lien or any other encumbrance upon any of the Acquired Assets, for obligations of Seller, (F) any pilot, pre-clinical, clinical or other studies or trials or other use by any person of the Product or Acquired Assets authorized by or conducted by, for or at the request of any Seller relating to the Product or any of the Acquired Assets, in each case based on acts or omissions occurring before the Closing Date, and (G) any expenses in excess of $5,000 that are incurred by Cellegy or Newco to obtain consents of third parties to assignment or transfer of the Product or Acquired Assets. Except with respect to claims based on fraud or intentional misrepresentation, the indemnity obligations of the Sellers hereunder and the liability of the Sellers and the Warrantors collectively in relation to any claim which may be brought against any of them by Cellegy in connection with this Agreement, whether in respect of the indemnity obligations or otherwise, shall in no event exceed the amounts paid to Sellers under Section
2.2 and 2.3 (with respect to the Cellegy Shares, valued on the date on which the Cellegy Shares are received by Sellers (i.e., the Closing Date) or, if less, on the date on which the Cellegy Shares cease to be subject to the six month restriction set forth in Section 6.3), plus any amounts that are withheld pursuant to Section 11.5 below.

         11.4 Cellegy Indemnification. Cellegy shall indemnify and hold harmless each Seller, its directors, officers, shareholders or unitholders (as the case may be), employees and agents from or relating to any Loss arising from any of the following: (A) any breach of a covenant or inaccuracy or untruth of any representation or warranty of Cellegy in this Agreement; and (B) any claim by a third party against Sellers, their respective directors, officers, shareholders or unitholders (as the case may be), employees or agents, relating to the Product or Acquired Assets to the extent caused by acts or omissions of Cellegy or its directors, officers, employees or agents after the Closing Date relating to the Product or Acquired Assets.

         11.5 Offset of Contingent Payments. Cellegy may recover the amount of any Loss from any contingent payment amounts otherwise payable pursuant to
Section 2.3 of this Agreement.

         11.6 Basket. No claim for indemnification may be paid until the aggregate of such claims exceeds $20,000.

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                                                                    Confidential

         11.7 Procedures for Indemnification. An indemnified party asserting a claim must first notify the indemnifying parties. If the indemnifying parties dispute the claim, they shall deliver a notice of dispute within thirty (30) days of the date on which the notice of Loss was delivered. Any such disputes shall be resolved (if possible) by mediation pursuant to Section 13 below. If any action, suit or proceeding shall be commenced by a third party against, or any claim or demand be asserted by a third party against, any Seller or Cellegy, as the case may be, in respect of which any Seller or Cellegy is entitled to demand indemnification under this Section, then as a condition precedent thereto, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") in writing to that effect and with reasonable particularity. The Indemnitor shall have the right to assume the control of the defense, compromise or settlement of such action, suit, proceeding or claim, including the selection of counsel, subject to the right of the Indemnitee to participate (at its own expense and with counsel of its choice) in the defense, compromise or settlement of such action, suit, proceeding, claim or demand, and in connection therewith the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required for contesting any third party claim or demand. If the Indemnitor elects not to defend any such action, suit, proceeding, claim or demand or fails to promptly and adequately defend any such action, suit, proceeding, claim or demand, or if there is an inherent conflict between the legal or factual positions of Indemnitor and Indemnitee, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least ten
(10) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand (provided that the Indemnitee uses all reasonable efforts to minimize the extent of such Losses and consults with and cooperates fully in all respects with the Indemnitor in any such defense, compromise or settlement) and to recover from the Indemnitor the amount of such Losses. If Cellegy is the Indemnitee, then in addition to exercising any other rights or remedies Cellegy may have under this Agreement, at law or in equity, Cellegy shall have the right, at any time, at Cellegy's sole option after Cellegy gives Sellers written notice of Cellegy's intent to do so, to offset and/or withhold all or any part of any amounts payable by Cellegy to Seller that Cellegy considers necessary to satisfy any claim of which Cellegy becomes aware prior to the date such payments are made and for which Cellegy is entitled to be indemnified hereunder.

12. Confidentiality; Disclosure. The parties have separately executed a confidentiality agreement, which shall remain in full force and effect. Notwithstanding that agreement, the parties understand that Cellegy may issue a press release upon the execution of this Agreement and/or the Closing, with the form and content of such release subject to the prior written consent of Lubowski which consent shall not be unreasonably withheld. In addition, Cellegy will not publicly disclose on its web site any details concerning the purchase price (including the number


                                      -25-
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                                                                    Confidential

of shares of Cellegy stock or warrants issued to Sellers) or the amount of contingent payments until such information is disclosed by Cellegy in SEC filings or otherwise. Without limiting the foregoing, Cellegy may include information concerning Seller, the "Product", the transactions contemplated by the Agreement and related matters in filings that Cellegy makes with the U.S. Securities and Exchange Commission or other federal and state regulatory authorities. Sellers agree to cooperate with Cellegy to provide such information (including without limitation any financial information) that may be required.

13. Governing Law; Mediation. This Agreement and any disputes arising out of or relating to this Agreement, shall be governed by the laws of New South Wales. The parties agree that the parties shall first attempt to resolve any dispute arising out of or relating to this Agreement by mediation to be held in Sydney, Australia by a mediator appointed by the parties and a filing agreement, by a mediator nominated by the President for the time being of The Law Society of New South Wales. Each party shall select one mediator, and the two mediators so selected shall appoint the third mediator. The parties shall each pay one-half of the costs of the mediators. The mediation shall be resolved as soon as reasonably possible. The parties irrevocably and unconditionally submit to the jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waive any right to object to any proceedings being brought in those courts for any reason.

14. Miscellaneous

         14.1 Notices. Every notice, consent and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger service, by reputable overnight mail or similar courier services, mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by ordinary mail will not be deemed guaranteed received:

                           if to Purchaser, to:

                           Cellegy Pharmaceuticals, Inc.
                           349 Oyster Point Boulevard, Suite 200
                           South San Francisco, California  94080
                           Attention:  President
                           Telephone No.:   (650) 616-2200
                           Facsimile No.:   (650) 616-2222

                           with a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, California  94306

                           Attention:  C. Kevin Kelso, Esq.
                           Telephone No.:   (650) 858-7600
                           Facsimile No.:   (650) 494-1417

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
                                                                    Confidential

                  if to Sellers, to:

                           4 Cranbrook Rd., Rose Bay, NSW
                           Australia 2029
                           Attention:  Mr. David Lubowski
                           Telephone No.:   (02) 9587 8309
                           Facsimile No.:   (02) 9362 0367

                           with a copy to:

                           8/21 Thornton St, Darling Point, NSW
                           Australia 2027

                           Attention:  Mr. Michael Kloster
                           Telephone No.:  9363 3316
                           Facsimile No.:  9363 5526

         Notices shall be deemed delivered upon receipt if delivered personally or by messenger service, two (2) business days after delivery with a reputable courier service for delivery as soon as possible to the other party, seven (7) days after deposit in the mail if sent by registered or certified mail, and one business day after transmission by facsimile.

         14.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         14.4 Entire Agreement; Assignment. This Agreement, and the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) may not be assigned unless agreed to by the other parties hereto, except that Cellegy may assign its rights and delegate its obligations hereunder to majority-owned subsidiaries of Cellegy provided that Cellegy remains contingently liable.

         14.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will

                                                                    Confidential

achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         14.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         14.7 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         14.8 Expenses; Attorneys Fees. Each party will be responsible for its own fees and expenses in connection with the proposed transaction. Sellers acknowledge that they have not entered into, and will not enter into, any agreement that would result in a broker's or finder's fee pertaining to the proposed transaction.

         14.9 Further Assurances. Each party shall promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this Agreement and any transaction contemplated by it.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

                                                                    Confidential

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

CELLEGY PHARMACEUTICALS, INC.                  CELLEGY AUSTRALIA PTY LTD

By: /s/ K. Michael Forrest                     By: /s/ Michael Kloster
   --------------------------------               ------------------------------

                                               By:
Its: President & CEO                              ------------------------------
    -------------------------------
                                               Its: Directors
RICHCONE PTY LTD                               QUAY PHARMACEUTICALS PTY. LTD.


By: /s/ David Zachary Lubowski                  By: /s/ Michael Kloster
   --------------------------------               ------------------------------

By: /s/ David Zachary Lubowski                  By:
   --------------------------------               ------------------------------

Its: Directors                                 Its: Directors

OTHER PARTIES:
/s/ David Zachary Lubowski
----------------------------------
David Lubowski


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
                                                                    Confidential


                                    EXHIBIT A

Acquired Assets

Australian Patent Application No. 708694 (74545/94)
Australian Patent Application No. 88330/98
Republic of South Africa Patent No. 95/0511

Australian Trade Mark: Rectogesic   No. 776161
Australian Trade Mark: Xemrol       No. 745752
Australian Trade Mark: Anogesic     No. 777250
South African Trade Mark Application (pending): Rectogesic  No. 99/03101
South African Trade Mark Application (pending): Anogesic    No. 099/02620

Australian TGA Registration: Rectogesic    ARTG Registration No.  AUST R 66382

South African  Registration  package (to be  submitted),  Volumes 1&2, dated Jan
2000

Closing inventory

Agreements:

FH Faulding Ltd & Quay Pharmaceuticals Ltd, 22 Feb 1999
Publicis Wellcare (Mojo Advertising) & Quay Pharmaceuticals Ltd, 2 June 1999 Intercity Business Centre & Quay Pharmaceuticals Ltd, 1 Oct 1998
Clear Sales & Quay Pharmaceuticals Ltd, 14 Dec 1998

Assumed obligations:

None.

Excluded obligations:

Assets

         1. Debtors
         2. Cash on hand

Liabilities

         1. Bank overdraft
         2. Loans from Koren Laboratories
         3. Accrued expenses
         4. Payables

                                      -30-